Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On December 16, 2019, American Axle & Manufacturing Holdings, Inc., a Delaware corporation (“AAM”), completed the previously announced sale (the “Sale”) of the entities that operate AAM’s U.S. iron casting operations (the “Grede Business”) pursuant to the terms of a Unit Purchase Agreement, dated as of September 18, 2019, by and among AAM, Grede AcquisitionCo, Inc., a Delaware corporation, and, for certain limited purposes, Grede TopCo, Inc., a Delaware corporation (“TopCo”). AAM received net proceeds of approximately $141.2 million in cash from the Sale, which are subject to customary post-closing adjustments, as well as a $60.0 million deferred payment obligation.

The following unaudited pro forma condensed financial statements (the “Pro Forma Financial Statements”) have been prepared to illustrate the effect of the Sale on AAM’s historical consolidated financial statements.

The Pro Forma Financial Statements are for informational purposes only. They do not purport to indicate the results that would actually have been obtained had the Sale been completed on the assumed date or for the periods presented, or to indicate the results that may be realized in the future.

The Pro Forma Financial Statements are subject to the assumptions and adjustments described in the accompanying notes below. The assumptions and adjustments are based on information presently available. Actual adjustments may differ materially from the information presented. Additionally, the Pro Forma Financial Statements should be read in conjunction with:

•	AAM’s unaudited condensed consolidated financial statements and accompanying notes for the nine months ended September 30, 2019 included in its Quarterly Report on Form 10-Q for the period ended September 30, 2019; and

•	AAM’s audited consolidated financial statements and accompanying notes for the year ended December 31, 2018 included in its Annual Report on Form 10-K for the year ended December 31, 2018.

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American Axle & Manufacturing Holdings, Inc.

PRO FORMA CONDENSED BALANCE SHEET

As of September 30, 2019

	Historical
(in millions)	AAM	Pro Forma Adjustments		Adjusted AAM
Assets
Current assets
Cash and cash equivalents	$375.1	$135.5	A1	$510.6
Accounts receivable, net	976.9	—		976.9
Inventories, net	403.1	—		403.1
Prepaid expenses and other	130.9	—		130.9
Current assets held-for-sale	312.2	(312.2)	A2	—
Total current assets	2,198.2	(176.7)		2,021.5

Property, plant and equipment, net	2,326.4	—		2,326.4
Deferred income taxes	61.9	—		61.9
Goodwill	1,127.5	—		1,127.5
Other intangible assets, net	881.5	—		881.5
GM postretirement cost sharing asset	223.1	—		223.1
Other assets and deferred charges	497.7	60.0	A3	557.7
Total assets	7,316.3	(116.7)		7,199.6

Liabilities and Stockholders’ Equity
Current liabilities
Current portion of long-term debt	23.8	—		23.8
Accounts payable	703.7	—		703.7
Accrued compensation and benefits	165.1	—		165.1
Deferred revenue	22.6	—		22.6
Accrued expenses and other	220.2	—		220.2
Current liabilities held-for-sale	101.7	(101.7)	A2	—
Total current liabilities	1,237.1	(101.7)		1,135.4

Long-term debt, net	3,673.3	—		3,673.3
Deferred revenue	83.1	—		83.1
Deferred income taxes	21.6	—		21.6
Postretirement benefits and other long-term liabilities	891.6	—		891.6
Total liabilities	5,906.7	(101.7)		5,805.0

Stockholders’ Equity
Common stock, par value	1.2	—		1.2
Paid-in capital	1,310.1	—		1,310.1
Retained earnings	703.0	(12.9)	A4	690.1
Treasury stock	(209.3)	—		(209.3)
Accumulated other comprehensive income (loss)
Defined benefit plans, net of tax	(241.1)	(2.1)	A5	(243.2)
Foreign currency translation adjustments	(131.3)	—		(131.3)
Unrecognized loss on cash flow hedges, net of tax	(25.8)	—		(25.8)
Total AAM stockholders’ equity	1,406.8	(15.0)		1,391.8
Noncontrolling interests in subsidiaries	2.8	—		2.8
Total stockholders’ equity	1,409.6	(15.0)		1,394.6
Total liabilities and stockholders’ equity	$7,316.3	$(116.7)		$7,199.6

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American Axle & Manufacturing Holdings, Inc.

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2019

	Historical
(in millions)	AAM	Pro Forma Adjustments		Adjusted AAM

Net sales	$5,100.9	$(509.2)	A6	$4,591.7
Cost of goods sold	4,381.7	(492.1)	A6	3,889.6
Gross profit	719.2	(17.1)		702.1
Selling, general and administrative expenses	274.7	(9.9)	A6	264.8
Amortization of intangible assets	73.6	(8.8)	A6	64.8
Impairment charge	225.0	(225.0)	A6	—
Restructuring and acquisition-related costs	36.0	(1.4)	A6	34.6
Operating income	109.9	228.0		337.9
Interest expense	(163.9)	(0.6)	A6	(164.5)
Investment income	3.4	2.7	A7	6.1
Other expense, net
Debt refinancing and redemption costs	(7.5)	—		(7.5)
Other, net	(9.0)	(0.4)	A6	(9.4)
Income (loss) before income taxes	(67.1)	229.7		162.6
Income tax expense (benefit)	(37.4)	48.2	A8	10.8
Net income (loss)	$(29.7)	$181.5		$151.8
Net income attributable to noncontrolling interests	(0.4)	—		(0.4)
Net income (loss) attributable to AAM	$(30.1)	$181.5		$151.4
Basic earnings (loss) per share	$(0.27)	$1.57	A9	$1.30
Diluted earnings (loss) per share	$(0.27)	$1.56	A9	$1.29

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American Axle & Manufacturing Holdings, Inc.

PRO FORMA CONDENSED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2018

	Historical
(in millions)	AAM	Pro Forma Adjustments		Adjusted AAM

Net sales	$7,270.4	$(741.3)	A6	$6,529.1
Cost of goods sold	6,130.0	(724.9)	A6	5,405.1
Gross profit	1,140.4	(16.4)		1,124.0
Selling, general and administrative expenses	385.7	(15.9)	A6	369.8
Amortization of intangible assets	99.4	(13.2)	A6	86.2
Goodwill impairment	485.5	(313.4)	A6	172.1
Restructuring and acquisition-related costs	78.9	(1.3)	A6	77.6
Gain on sale of business	(15.5)	—		(15.5)
Operating income	106.4	327.4		433.8
Interest expense	(216.3)	(1.2)	A6	(217.5)
Investment income	2.0	3.6	A7	5.6
Other income (expense)
Debt refinancing and redemption costs	(19.4)	—		(19.4)
Gain on settlement of capital lease	15.6	—		15.6
Other, net	(2.2)	(1.6)	A6	(3.8)
Income (loss) before income taxes	(113.9)	328.2		214.3
Income tax expense (benefit)	(57.1)	68.9	A8	11.8
Net income (loss)	$(56.8)	$259.3		$202.5
Net income attributable to noncontrolling interests	(0.7)	—		(0.7)
Net income (loss) attributable to AAM	$(57.5)	$259.3		$201.8
Basic earnings (loss) per share	$(0.51)	$2.25	A9	$1.74
Diluted earnings (loss) per share	$(0.51)	$2.24	A9	$1.73

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NOTES TO PRO FORMA FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

AAM’s historical consolidated financial statements have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (1) directly attributable to the Sale, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed statements of operations (the “Pro Forma Statements of Operations”), expected to have a continuing impact on the results of AAM. The unaudited pro forma condensed balance sheet as of September 30, 2019 (the “Pro Forma Balance Sheet”) is based on the historical unaudited consolidated balance sheet of AAM and the internally-prepared unaudited balance sheet of the Grede Business, and has been prepared to reflect the Sale as if it occurred on September 30, 2019. The Pro Forma Statement of Operations for the nine months ended September 30, 2019 is based on the historical unaudited consolidated statement of operations of AAM and the internally-prepared unaudited statement of operations of the Grede Business for this period. The Pro Forma Statement of Operations for the year ended December 31, 2018 is based on the historical audited consolidated statement of operations of AAM and the internally-prepared unaudited statement of operations of the Grede Business for this period. The Pro Forma Statements of Operations give effect to the Sale as if it occurred on January 1, 2018, the beginning of the earliest period presented.

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2. PRO FORMA ADJUSTMENTS

Adjustments related to the Sale and the derecognition of balances of the Grede Business from the AAM consolidated financial statements are reflected in the “Pro Forma Adjustments” columns in the Pro Forma Financial Statements and are as follows:

Pro Forma Balance Sheet:

A1 The following represents the calculation of the preliminary adjustment to cash and cash equivalents:

September 30, 2019 (in millions)
Cash proceeds from the Sale subsequent to customary closing adjustments	$141.2
Payment of transaction costs	(5.7)
Adjustment to cash and cash equivalents	$135.5

A2 The following represents the assets and liabilities of the Grede Business that were classified as held-for-sale in the September 30, 2019 historical balance sheet of AAM:

September 30, 2019 (in millions)
Accounts receivable, net	$89.1
Inventories	32.8
Prepaid expenses and other	1.5
Property, plant and equipment, net	184.6
Intangible assets, net	158.2
Other assets and deferred charges	71.0
Impairment of carrying value	(225.0)
Total assets held-for-sale	$312.2

Accounts payable	71.3
Accrued compensation and benefits	6.8
Accrued expenses and other	3.4
Postretirement benefits and other long-term liabilities	20.2
Total liabilities held-for-sale	$101.7

A3 A portion of the consideration to be received by AAM for the Sale is in the form of a deferred payment obligation of $60.0 million. Except in the case of certain acceleration events, TopCo will have twelve years after the closing of the Sale to pay (or cause to be paid) the deferred payment of $60.0 million, which will accrue interest at the rate of 6% per annum from January 1, 2020.

A4 This represents the estimated loss on the Sale that is included as an adjustment to Retained earnings but is not included in the Pro Forma Statement of Operations for the year ended December 31, 2018 because it will not have a continuing impact on AAM after the Sale is completed.

A5 The Sale will result in the derecognition of approximately $2.1 million of net deferred actuarial gains in accumulated other comprehensive income (loss) associated with the Grede Business’s pension and other postretirement benefit plans.

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Pro Forma Statements of Operations

A6 This represents the adjustments to derecognize the Grede Business activity from the historical AAM consolidated statements of operations for the nine months ended September 30, 2019 and the year ended December 31, 2018.

A7 As noted in adjustment A3, $60.0 million of the consideration received is in the form of a deferred payment obligation which will accrue interest at an annual rate of 6%, resulting in increased Investment income of $2.7 million for the nine months ended September 30, 2019 and $3.6 million for the year ended December 31, 2018.

A8 This represents adjustments to income tax expense (benefit) at the statutory rate of 21% in the United States.

A9 The adjustments to basic and diluted earnings (loss) per share are calculated using weighted-average shares of 115.6 million and 116.0 million, respectively, for the nine months ended September 30, 2019 and 115.0 million and 115.8 million, respectively, for the year ended December 31, 2018.

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